Exhibit 99.1

FOR IMMEDIATE RELEASE

UNITED INSURANCE HOLDINGS CORP.
RAISES CAPITAL THROUGH ISSUANCE OF SENIOR NOTES

St. Petersburg, FL - December 5, 2016: United Insurance Holdings Corp. (NASDAQ: UIHC) (UPC Insurance or the Company), a property and casualty insurance holding company, announced today that it has raised $30 million through an offering of senior notes to private investors. The proceeds of the offering will primarily be used for general corporate purpose and to support the Company's growth.

The notes will bear interest at a floating rate equal to the three month LIBOR plus 5.75% per year with interest on the notes payable quarterly in arrears. The notes will mature ten years after the issue date, have no scheduled amortization, and may be redeemed at par value any time without a pre-payment penalty.

"We're pleased to be able to put this capital in place," said John Forney, President and Chief Executive Officer of UPC Insurance. "It is an efficient and cost effective way for us to continue to support our company's ongoing organic growth while maintaining conservative operating and financial leverage ratios."

This press release does not constitute an offer to sell or the solicitation of an offer to buy the senior notes, nor shall there be any offer, solicitation or sale in any state or jurisdiction in which an offer, solicitation or sale would be unlawful. The notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration.

About UPC Insurance

Founded in 1999, UPC Insurance is an insurance holding company that sources, writes and services residential and commercial property and casualty insurance policies using a network of independent agents and a group of wholly owned insurance subsidiaries. Our insurance affiliates write and service property and casualty insurance in Connecticut, Florida, Georgia, Hawaii, Louisiana, Massachusetts, New Jersey, New York, North Carolina, Rhode Island, South Carolina and Texas and are licensed to write in Alabama, Delaware, Maryland, Mississippi, New Hampshire, and Virginia. From its headquarters in St. Petersburg, UPC Insurance's team of dedicated professionals manages a completely integrated insurance company, including sales, underwriting, customer service and claims.

Forward-Looking Statements

Statements in this press release, conference call identified above, and otherwise, that are not historical facts are “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “or “continue” and other words with similar meanings. We believe these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements. Factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements may be found in our filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section in our most recent Annual Report on Form 10-K and quarterly report on Form 10-Q. Forward-looking statements speak only as of the date on which they are made, and we assume no obligation to update or revise any forward-looking statement.

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CONTACT:	OR	INVESTOR RELATIONS:
United Insurance Holdings Corp.		The Equity Group
Jessica Strathman		Adam Prior
SEC Reporting Manager		Senior Vice-President
(727) 895-7737 / jstrathman@upcinsurance.com		(212) 836-9606 / aprior@equityny.com